Exhibit 32.1

NEXT BRIDGE HYDROCARBONS, INC.

Certification of Principal Executive Officer

and Principal Financial Officer

I, Gregory McCabe, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge, the Form 10-Q of Next Bridge Hydrocarbons, Inc. for the quarterly period ended June 30, 2025, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. §78m or §78o (d)) and that information contained in such report fairly represents, in all material respects, the financial condition and results of operations of Next Bridge Hydrocarbons, Inc.

Date: December 23, 2025

/s/ Gregory McCabe
By:	Gregory McCabe
Title:	Chief Executive Officer and President
(Principal Executive Officer)

I, Roger Wurtele, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge, the Form 10-Q of Next Bridge Hydrocarbons, Inc. for the quarterly period ended June 30, 2025, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. §78m or §78o (d)) and that information contained in such report fairly represents, in all material respects, the financial condition and results of operations of Next Bridge Hydrocarbons, Inc.

Date: December 23, 2025

/s/ Roger Wurtele
By:	Roger Wurtele
Title:	Chief Financial Officer
(Principal Financial and Accounting Officer)